Exhibit 99.1

Cerberus Sentinel announces Sandra Morgan to join Board of Directors

U.S. cybersecurity services firm adds regulatory and compliance professional as director

SCOTTSDALE, Ariz., Feb. 02, 2021 (GLOBE NEWSWIRE) — Cerberus Cyber Sentinel Corporation (OTC: CISO), a cybersecurity consulting and managed services firm based in Scottsdale, Ariz., announced that Sandra Morgan has joined its board of directors.

Morgan adds significant legal, regulatory and compliance experience to the board. Previously, she served as chair of the Nevada Gaming Control Board and commissioner of the Nevada Gaming Commission. She also has served as director of external affairs at AT&T Services, Inc., as the city attorney for the City of North Las Vegas, as a litigation attorney for MGM Mirage, and as an athletic commissioner on the Nevada State Athletic Commission. Morgan currently serves on the board of directors at Fidelity National Financial, Inc.

“Sandra Morgan is an outstanding addition to our board,” said David Jemmett, CEO and founder of Cerberus Sentinel. “With the increased level of regulatory and compliance requirements specific to cybersecurity, her perspective and experience will be invaluable.”

“I am honored to work with a forward-looking board and management team committed to providing cybersecurity solutions and compliance services in our growing technological world,” said Morgan.

Morgan joins fellow board members Ret. Gen. Robert Oaks, Scott Holbrook, Andrew McCain, Stephen Scott, and Jemmett.

“Each of our board members brings a unique perspective to the company, including government, healthcare, and finance.” Jemmett added, “Sandra’s compliance and regulatory background will provide us with an expert perspective as we help our clients meet the advancing cybersecurity compliance standards.”

About Cerberus Sentinel

Cerberus Sentinel is a U.S. provider of consulting and managed services, focused solely on cybersecurity. The company seeks to expand by acquiring world-class cybersecurity talent and utilizes the latest technology to create innovative solutions that protect the most demanding businesses and government organizations against continuing and emerging security threats.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect Cerberus Sentinel’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” and elsewhere in Cerberus Sentinel’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein, could affect Cerberus Sentinel’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Cerberus Sentinel’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Contact:

Charles J. Zigmund, Vice President

Cerberus Sentinel

617-838-4183

charles.zigmund@cerberussentinel.com

Cathy Morley Foster

Eskenzi PR

925-708-7893

cathy@eskenzipr.com